UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West

Seattle, Washington 98119

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 9, 2013, Omeros Corporation (the “Company”) entered into Subscription Agreements with affiliates of RA Capital Management and certain other investors with respect to the registered direct offering of 3,903,004 shares of its common stock, $0.01 par value per share (the “Common Stock”), at an offering price of $4.14 per share. The shares were offered and are expected to be sold without an underwriter or placement agent. The net proceeds to the Company from the sale of Common Stock, after deducting offering expenses, are expected to be approximately $16.1 million. The offering is expected to close on or about May 14, 2013.

The Company intends to use the net proceeds of the offering for general corporate purposes, including expenses related to the potential commercialization of OMS302 for intraocular lens replacement, as well as for research and development expenses, such as funding planned clinical trials for its OMS103HP, PDE10, MASP-2 and PDE7 programs. The net proceeds may also be used to fund pre-clinical studies, capital expenditures, working capital and to otherwise advance the Company’s potential products towards commercialization.

The Common Stock has been registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-169856). The Common Stock is being offered and sold pursuant to a prospectus dated October 18, 2010, as supplemented by a prospectus supplement dated May 9, 2013.

A copy of the form of Subscription Agreement is filed herewith as Exhibit 10.1 to this report and is incorporated herein by reference. The legal opinion of Alex Sutter, Deputy General Counsel and Assistant Secretary of the Company, relating to the Common Stock being offered is filed as Exhibit 5.1 to this report.

Item 8.01	Other Events.

On May 9, 2013, the Company issued a press release announcing the pricing of its registered direct offering of Common Stock. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Alex Sutter, Deputy General Counsel and Assistant Secretary of Omeros Corporation.

10.1	Form of Subscription Agreement, dated May 9, 2013, between Omeros Corporation and each of the investors in the offering.

23.1	Consent of Alex Sutter, Deputy General Counsel and Assistant Secretary of Omeros Corporation (included in Exhibit 5.1).

99.1	Press Release dated May 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer, and Chairman of the Board of Directors

Date: May 10, 2013

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Alex Sutter, Deputy General Counsel and Assistant Secretary of Omeros Corporation.

10.1	Form of Subscription Agreement, dated May 9, 2013, between Omeros Corporation and each of the investors in the offering.

23.1	Consent of Alex Sutter, Deputy General Counsel and Assistant Secretary of Omeros Corporation (included in Exhibit 5.1).

99.1	Press Release dated May 9, 2013.